FIRST AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT
Reference is made to the Stockholders Agreement (the “Stockholders’ Agreement”), dated as of January 29, 2014, by and among Rice Energy, Inc., Rice Energy Holdings, LLC, NGP Rice Holdings, LLC and Alpha Natural Resources, Inc. Capitalized terms used and not defined herein shall have the meanings set forth in the Stockholders’ Agreement.
This first amendment to the Stockholders’ Agreement (the “Amendment”), dated as of August 8, 2014, is entered into by and among the Company and the Principal Stockholders.
The Company and each of the Principal Stockholders, hereby agree that Section 3.2 shall be amended and restated in its entirety as follows:
“Section 3.2 Termination. This Agreement shall terminate: (a) with respect to the Company and all Principal Stockholders upon the earlier to occur of (i) such time as none of the Principal Stockholders Beneficially Owns at least 2.5% of the outstanding shares of Common Stock and (ii) the delivery of written notice to the Company by all of the Principal Stockholders, requesting the termination of this Agreement; and (b) with respect to a particular Principal Stockholder when such Principal Stockholder first Beneficially Owns less than 2.5% of the outstanding shares of Common Stock.”
Except as expressly provided in this Amendment, the Stockholders’ Agreement shall remain in full force in effect in accordance with its terms. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.
RICE ENERGY INC.

/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE ENERGY HOLDINGS LLC

/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

NGP RICE HOLDINGS, LLC

/s/ Scott A. Gieselman
Name: Scott A. Gieselman
Title: Manager

ALPHA NATURAL RESOURCES, INC.

/s/ Philip J. Cavatoni
Name: Philip J. Cavatoni
Title: EVP, Chief Strategy Officer and Treasurer

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.
RICE ENERGY FAMILY HOLDINGS, LP

By: Rice Energy Management LLC, its sole member

/s/ Daniel J. Rice III
Name: Daniel J. Rice III
Title: Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT